EXHIBIT 99.1

Contact:	Neenah Paper, Inc.
Bill McCarthy
Vice President — Financial Analysis and Investor Relations
678-518-3278

NEENAH PAPER DECLARES QUARTERLY DIVIDEND

ALPHARETTA, GEORGIA — July 18, 2006 — Neenah Paper, Inc. (NYSE:NP) announced today that its Board of Directors has declared a quarterly cash dividend of $0.10 per share on the company’s common stock. The dividend will be paid on September 4, 2006 to stockholders of record as of close of business on August 4, 2006.

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, KIMDURA® and MUNISING LP® Papers. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has operations in Wisconsin, Michigan and in the Canadian provinces of Ontario and Nova Scotia. Additional information about Neenah Paper can be found at the company’s web site at www.neenah.com.